SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2003

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

      On July 24, 2003, Palomar Medical Technologies, Inc. issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)    Exhibits

Number	Title
99.1	Press Release dated July 24, 2003 entitled “PALOMAR MEDICAL REPORTS INCREASED REVENUES AND PROFITABILITY FOR SECOND QUARTER 2003
Net Income Increases 387 Percent; Revenues Improve by 36 Percent; Product Gross Profits Improve by 62 Percent”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: July 24, 2003

EXHIBIT INDEX

Number	Title
99.1	Press Release dated July 24, 2003 entitled “PALOMAR MEDICAL REPORTS INCREASED REVENUES AND PROFITABILITY FOR SECOND QUARTER 2003
Net Income Increases 387 Percent; Revenues Improve by 36 Percent; Product Gross Profits Improve by 62 Percent”